EXHIBIT 32.1
CERTIFICATION
Pursuant to Section 1350, Chapter 63 of Title 18, United States Code
Pursuant to Section 1350, Chapter 63 of Title 18, United States Code, each of the undersigned officers of The Goodyear Tire & Rubber Company, an Ohio corporation (the “Company”), hereby certifies with respect to the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2026, as filed with the Securities and Exchange Commission (the “10-Q Report”) that to their knowledge:
(1)the 10-Q Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)the information contained in the 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 5, 2026	/s/ MARK W. STEWART
Mark W. Stewart
Chief Executive Officer and President
The Goodyear Tire & Rubber Company

Dated: November 5, 2026	/s/ SCOTT M. DEAKIN
Scott M. Deakin
Interim Executive Vice President and Chief Financial Officer
The Goodyear Tire & Rubber Company